Exhibit 10.8

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October 19th, 2006

140 BW LLC
c/o Hines Interests Limited Partnership
29th Floor
140 Broadway
New York, NY 10005

Copies to:
140 BW LLC
c/o Deutsche Immobilen Funds AG
Caffa Macherreihe 8
Hamburg, 20355
Germany
Attention: Mr. Michael Montebaur

140 BW LLC
Rottenberg Lipman Rich, P.C.
369 Lexington Avenue, 15th floor
New York, NY 10017
Attention: Charles Rich

RE: “Consent Request” as provided in Rider Section 41 C in Lease (“Lease”) dated as of December 31,1998 between MSDW 140 Broadway Property. L.L.C. as predecessor in interest to 140 BW L.L.C. (“Landlord”) and Platinum Technology International, Inc. (“Tenant).

Ladies and Gentlemen,

Tenant previously sent a A/S Notice dated September 15th, 2006 to Landlord. Tenant received a Landlord response, dated October 6th, to the A/S Notice in which Landlord waived its Recapture Right.

Tenant now seeks Landlord consent to enter into the sublease with ACA Financial Guaranty Corporation. Attached is a photo copy of the fully executed sublease. Terms of the sublease are consistent with the terms contained within the A/S Notice.

Please prepare the Sublease Consent Agreement and e-mail to Matthew Ruffing at matthew.ruffing@am.jll.com

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Yours truly,

/s/ Charles Quinn
Charles Quinn Vice President Finance and Adminstration

SUBLEASE

THIS SUBLEASE is made and entered into this 19th day of October, 2006, by and between PLATINUM TECHNOLOGY INTERNATIONAL, INC., a Delaware corporation (“Landlord”) and ACA FINANCIAL GUARANTY CORPORATION, a Maryland insurance corporation (“Tenant”).

1.         BASIC SUBLEASE PROVISIONS.

A. Property Address: 140 Broadway, New York, New York

B. Tenant’s Address (for notices): 140 Broadway, 47th Floor, New York, New York 10005, Attention: General Counsel

C. Landlord’s Address (for notices): c/o CA, Inc., One CA Plaza, Islandia, New York 11749, Attention: Lease Administration, with a copy to Landlord c/o CA, Inc., One CA Plaza, Islandia, New York 11749, Attention: Legal-Real Estate Notice

D. Prime Landlord: 140 BW LLC (as successor in interest to MSDW 140 Broadway Property, L.L.C.)

E. Prime Landlord’s Address (for notices): 140 BW LLC, c/o Hines Interests Limited Partnership, 29th Floor, 140 Broadway, New York, New York 10005, with copies to (i) 140 BW LLC, c/o Deutsche Immobilen Funds AG, Caffa Macherreihe 8, Hamburg 20355, Germany, Attention: Mr. Michael Montebaur, and (ii) 140 BW LLC, c/o Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022-4802, Attention: Joshua Stein, Esq.

F. Identification of Prime Lease and all amendments thereto: Lease dated as of December 31,1998 between MSDW 140 Broadway Property, L.L.C., as landlord, and Platinum Technology International, Inc., as tenant; First Amendment of Lease dated as of

December 31, 1999 between MSDW 140 Broadway Property, L.L.C., as landlord, and Platinum Technology International, Inc., as tenant.

G. Sublease Term: The period beginning on the Commencement Date and ending on the Expiration Date.

H. Commencement Date: The date Landlord receives from Prime Landlord written notice that Prime Landlord has approved this Sublease. Landlord will notify Tenant of such approval as soon as may be practicable after receipt thereof.

I.          Expiration Date: October 24, 2009 (subject to Section 38)

J.         Base Rent: $396,900 per annum

K.        Payee of Rent: Platinum Technology International, Inc.

L.         Address for Payment of Rent: c/o CA, Inc., One CA Plaza, Islandia, New York 11749, Attention: Treasurer –  Rent Collection. Landlord will not, and is not obligated to, recognize the receipt of any payments not directed to the Treasurer — Rent Collection. Failure to address payments in this manner will be considered a default of payment under this Sublease and subject to the penalties and other remedies contained herein.

M.       Sublease Share: Fourteen and 2,029/10,000 percent (14.2029%)

N.        Description of Premises: The portion of the 48th floor in the building located at 140 Broadway, New York, New York shown in the diagram attached hereto as

Exhibit A.

O.        Security Deposit: $66,150

P.         Tenant’s Use: General and executive offices.

Q.        Broker: Jones Lang LaSalle Americas, Inc. and Studley, Inc.

2.         PRIME LEASE. Landlord is the tenant under a Prime Lease (the “Prime Lease”) with the Prime Landlord identified in Section I(D), bearing the date specified in Section 1(F). Landlord represents to Tenant that (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease (with certain economic provisions not relevant to this Sublease redacted) and all other agreements between Prime Landlord and Landlord relating to the leasing, use or occupancy of the Premises, and (b) the Prime Lease is, as of the date hereof, in full force and effect.

3.         SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, certain space described in Section 1(N) (the “Premises”) and located in the building (the “Building”), situated on and a part of the property (the “Property”) located at the address set forth in Section 1(A).

4.         TERM. The term of this Lease (hereinafter, the “Term”) shall commence on the date specified in Section I(H). The Term shall expire on the date (the “Expiration Date”) specified in Section 1(I), unless sooner terminated or extended as otherwise provided elsewhere in this Sublease.

5.         POSSESSION. Landlord agrees to deliver possession of the Premises on or before the date specified in Section 1(H) in their condition as of the execution and delivery hereof, reasonable wear and tear excepted; that is to say, AS IS.

6.         TENANT’S USE. The Premises shall be used and occupied only for the Tenant’s Use set forth in Section 1(P).

7.         RENT. Beginning on November 1, 2006 (the “Rent Commencement Date”), Tenant agrees to pay the Base Rent set forth in Section I(J) to the Payee specified in Section

1(K), at the address specified in Section I(L), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord within five (5) days after Landlord notifies Tenant of Prime Landlord’s approval of this Sublease. Base Rent shall be pro-rated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed “Additional Rent”, and Base Rent and Additional Rent shall hereinafter collectively be referred to as “Rent”. No Rent shall be payable if Prime Landlord does not approve this Sublease, but if such approval is obtained, Rent shall be payable as of November 1, 2006 regardless of whether such approval is obtained prior to, on or after such date. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease. If any item of Rent is not paid when due (or within five (5) days of the due date in the case of the first two late payments in any twelve (12)-month period), Tenant shall pay, relative to the delinquent payment, a late charge equal to five percent (5%) of the unpaid amount.

8.         ADDITIONAL RENT. Beginning on the Rent Commencement Date, to the extent that Landlord is obligated to pay additional rent under the Prime Lease, whether such additional rent is to reimburse Prime Landlord for taxes, operating expenses, common area maintenance charges or other expenses incurred by the Prime Landlord in connection with the Property or increases therein (including, without limitation, those set forth in Articles 39 and 40 of the Prime Lease, with no adjustment to the “Base Year” set forth in such Articles 39 and 40 of the Prime Lease), Tenant shall pay to Landlord the percentage of such additional rent (to the extent such additional rent is attributable to the term of this Sublease) which is set forth in Section I(M) as the Sublease Share. Such payment shall be due from Tenant to Landlord no fewer than five (5) days prior to the date upon which Landlord’s payment of such additional rent is due to the Prime Landlord.

9.         TENANT’S OBLIGATIONS. Tenant shall be responsible for, and shall, beginning on the Commencement Date, pay the following:

A.        The cost of electricity furnished to the Premises in accordance with Article 46 of the Prime Lease. If electricity is furnished to the Premises on a “submetering” basis as set forth in subsection B(1) of Article 46 of the Prime Lease, Subtenant shall pay the “Electricity Additional Rent” as determined under such subsection B(1) in accordance with invoices therefor submitted by Landlord or Prime Landlord. If the Premises is separately submetered and Prime Landlord agrees that Landlord shall not be liable or responsible for payment of the costs of electricity for the Premises pursuant to the submeter, then Tenant may arrange with Prime Landlord for direct payments of electricity charges pursuant to the submeter. If electricity is furnished to the Premises on a “rent inclusion” basis as set forth in subsection B(2) of Article 46 of the Prime Lease, Subtenant shall pay the percentage of the “Electric Rent Inclusion Factor” or “ERIF” set forth therein which is set forth in Section I(M) as the Sublease Share (provided, however, that if the “Electric Rent Inclusion Factor” or “ERIF” is increased as a result of excess consumption of electricity by Tenant, as determined by any electrical survey performed by Landlord or Prime Landlord, Tenant shall pay the entire amount of such increase). Payments by Tenant for electricity provided on a “rent inclusion” basis shall be made monthly by Tenant together with payments of Base Rent under this Sublease. Tenant shall hold Landlord harmless from all costs or expenses Landlord may incur from Tenant’s failure to pay invoices or to perform any of its obligations with respect to the purchase of electricity.

B.        All maintenance, repairs and replacements as to the Premises and its equipment, and cleaning and refuse removal, to the same extent Landlord is obligated to perform the same under the Prime Lease.

10.       QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord if required under the Prime Lease. So long as Tenant is not in default in the performance of its covenants and agreements in this Sublease, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

11.       TENANT’S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Prime Lease, naming Landlord, as well as Prime Landlord, in the manner required therein and such property insurance as is required to be carried by Landlord under the Prime Lease to the extent such property insurance pertains to the Premises. If the Prime Lease requires Landlord to insure leasehold improvements or alterations, then Tenant shall insure such leasehold improvements which are located in the Premises, as well as alterations in the Premises made by Tenant. Tenant shall furnish to Landlord a certificate of Tenant’s insurance required hereunder not later than ten (10) days prior to Tenant’s taking possession of the Premises. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party’s property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Tenant hereby waives claims against Prime Landlord and Landlord for property damage to the Premises or its contents if and to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease. Tenant agrees to obtain, for the benefit of Prime Landlord and Landlord, such waivers of subrogation rights from its insurer to the extent the same are required of Landlord under the Prime Lease.

12.       ASSIGNMENT OR SUBLETTING.

A. Tenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Tenant. Transfers of fifty percent (50%) or more of the stock or other ownership interests in Tenant, whether in one transaction or in the aggregate, shall be deemed to be an assignment of this Sublease. The preceding sentence shall not apply to shares of stock in Tenant sold to the public in an initial public offering, or to transfers of shares publicly traded in a recognized securities exchange or over-the-counter market. Subject to the provisions of the Prime Lease and Prime Landlord’s rights thereunder, Tenant shall have the same rights as are available to Landlord pursuant to Sections D(1), D(2) and F of Article 41 of the Prime Lease, which provisions are incorporated herein by reference and shall be deemed to apply to transactions by Tenant. If Tenant desires to assign its interest in this Sublease, or further sublet all or part of the Premises, then Tenant shall submit a written request to Landlord accompanied by such financial and other information concerning the proposed assignee or subtenant, and the terms of the assignment or further sublease, as Landlord may reasonably request. Any such request made by Tenant to assign this

Sublease or enter into a further sublease of all or any portion of the Premises shall be deemed an offer by Tenant which shall be irrevocable for a period of thirty (30) days to surrender all of the Premises to Landlord. If such offer is accepted, such surrender shall be effective as of the date that the proposed assignment or further sublease would have commenced. Tenant shall quit and surrender the Premises as if this Sublease by its terms expired on such date, and the Base Rent and Additional Rent under Section 8 shall be apportioned as of such date. If Tenant’s offer to surrender the Premises in connection with a proposed assignment or further sublease of all or a portion of the Premises is not accepted by Landlord within thirty (30) days, or if Landlord declines such offer, then Landlord’s consent to such an assignment of this Sublease or such a further sublease of the Premises shall not be unreasonably withheld. If Landlord consents to any assignment of this Lease or further subletting of all or any portion of the Premises, Landlord shall request the consent of Prime Landlord and deliver to Prime Landlord any information that Tenant submits in connection with its proposal to assign or sublet.

B.        No permitted assignment shall be effective and no permitted sublease shall commence unless and until any defaults by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant’s obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made (unless Landlord shall have accepted a surrender of the Premises pursuant to Section 12(A) above).

C.        The consent of Landlord or Prime Landlord to an assignment or a subletting shall not relieve Tenant from its obligation to obtain the express consent in writing of Landlord and Prime Landlord to any other assignment or subletting.

D.        If Tenant’s interest in this Sublease is assigned, or if the Premises or any part hereof is sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Base Rent and all Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section 12 or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of any of the covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

13.       RULES. Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time make for the Building. Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

14.       REPAIRS AND COMPLIANCE. Tenant shall promptly pay for the repairs set forth in Section 9(B) hereof and Tenant shall, at Tenant’s own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises or to Tenant’s use thereof.

15.       FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or Premises under the power of eminent domain, Tenant shall promptly notify Landlord thereof in writing. If Landlord receives a rent abatement under the Prime Lease as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to the Sublease Share of such rent abatement unless the effect on the Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be. To the extent the Prime Lease gives Landlord the right to terminate the Prime Lease in the event of damage or destruction to the Building or the Premises or a taking of all or part thereof by eminent domain, Landlord may, in its sole discretion, exercise any such right and shall notify Tenant of such exercise, in which case this Sublease shall terminate one day prior to the date of termination of the Prime Lease. If the Prime Lease imposes on Landlord the obligation to repair or restore leasehold improvements or alterations in the Premises, Tenant shall be responsible for repair or restoration of such leasehold improvements or alterations.

16.       ALTERATIONS. Tenant shall not make any alterations in or additions to the Premises (“Alterations”) without the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed by Landlord) and Prime Landlord (if required). Landlord consents to the proposed Alterations described in Exhibit B annexed hereto, subject to Tenant providing detailed drawings and plans for submission to Prime Landlord as necessary to seek Prime Landlord’s consent to such proposed Alterations. If Landlord consents to any proposed Alteration, Landlord shall request the consent of Prime Landlord, if such consent is required under the Prime Lease. If Alterations by Tenant are consented to as aforesaid, Tenant shall comply with all of the covenants of Landlord contained in the Prime Lease pertaining to the performance of such Alterations. In addition, Tenant shall indemnify, defend and hold harmless

Landlord and Prime Landlord against liability, loss, cost, damage, liens and expense imposed on Landlord arising out of the performance of Alterations by Tenant, including, without limitation, the removal of the Alterations as contemplated pursuant to Section 20 hereof.

17.       SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements as required of Tenant under this Sublease shall not be deemed “reasonable wear and tear”. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment used in the operation of the Premises (as distinguished from operations incident to the business of Tenant). Tenant shall surrender to Landlord all keys, security codes and the like to the Premises and make known to Landlord the combinations for all combination locks which Tenant is permitted to leave on the Premises. All Alterations in or upon the Premises made by Tenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove any Alterations made by Tenant, or portion thereof. Tenant shall also remove any Alterations made by Tenant, or portion thereof, which Prime Landlord may require Landlord to remove, pursuant to the terms of the Prime Lease. In any such event, Tenant shall restore the Premises to their condition prior to the making of such Alteration, repairing any damage occasioned by such removal or restoration. If Landlord or Prime Landlord requires removal of any Alteration made by Tenant, or a portion thereof, and Tenant does not make such removal in accordance with this Section, Landlord may remove the same (and repair any damage occasion thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Tenant, or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing on demand, together with interest thereon from the date any such cost is incurred by Landlord at the interest rate set forth in Section 52(F) of the Prime Lease, which costs and interest shall be Additional Rent under this Sublease. The provisions of this Section 17 shall be subject to the provisions of Section 38 hereof.

18.       REMOVAL OF TENANT’S PROPERTY. Subject to Section 38 of this Sublease, upon the expiration of this Sublease, Tenant shall remove Tenant’s articles of personal property incident to Tenant’s business (“Trade Fixtures”); provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant’s Trade Fixtures from the Premises prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, which cost, together with interest thereon from the date incurred by Landlord at the interest rate set forth in Section 52(F) of the Prime Lease, which cost and interest shall be Additional Rent under this Sublease.

19.       HOLDING OVER. Subject to Section 38 of this Sublease, Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenant’s right to possession in consequence of an Event of Default hereunder. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Landlord to Prime Landlord by reason of such holdover. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Tenant’s right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Base Rent and Additional Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant’s right to possession. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

20.       ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building or the Property, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant. Any claim to, or lien upon, the Premises, the Building or the Property arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the Property and the interest of Landlord in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Tenant shall not permit the Premises, the Building or the Property to become subject to any mechanics’, laborers, or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Tenant. If any such lien (as a result of the matters described in the immediately preceding sentence) is filed against the Premises, the Building or the Property on which it is situated, Tenant shall cause the same to be discharged, by payment, bonding or otherwise, within thirty (30) days after the filing thereof, and shall indemnify and hold harmless Landlord and Prime Landlord with respect to any costs, expenses (including, without limitation, attorneys’ fees and expenses), losses, damages and liabilities in connection therewith. Landlord shall give Tenant prompt notice of any such lien upon receiving notice thereof. If Tenant fails to have any such lien discharged as provided above, Landlord may take any actions it deems appropriate to have such lien discharged, including, without limitation, payment of any sums claimed to be due, and Tenant shall reimburse Landlord on demand for any such sums expended by Landlord, together with interest thereon from the date incurred by Landlord at the rate set forth in Section 52(F) of the Prime Lease, all of which amounts shall be Additional Rent under this Sublease.

21.       INDEMNITY. Tenant agrees to indemnify Landlord and hold Landlord harmless from all losses, damages, liabilities and expenses which Landlord may incur, or for which Landlord may be liable to Prime Landlord, arising from the acts or omissions of Tenant which are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease.

22.       LANDLORD’S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice, to inspect the Premises during the Term, or to exhibit the Premises to persons to whom Landlord is required to give access pursuant to the terms of the Prime Lease.

23.       DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:

A.        Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

B.        Tenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

C.        Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

D.        Tenant shall admit in writing its inability to pay its debts as they become due; or

E.         The Premises are levied on by any revenue officer or similar officer; or

F.         A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

G.        Tenant shall abandon the Premises during the Term hereof; or

H.        Tenant shall default in any payment of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Tenant; or

I.          A violation of any provision of Section 12 of this Sublease shall occur; or

J.         Tenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 11 of this Sublease or shall default with respect to lien claims as set forth in Section 20 of this Sublease and either such default shall continue for five (5) days after notice thereof in writing to Tenant; or

K.        Tenant shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any permitted for such cure under the Prime Lease, less five (5) days; or

L.         Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant.

24.       REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease and any remedy available at law or in equity for a breach of this Sublease.

25.       SECURITY DEPOSIT. To secure the faithful performance by Tenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Tenant has deposited with Landlord the Security Deposit as specified in Section 1(O) on the understanding that: (a) the Security Deposit or any portion thereof not previously applied, or from time to time, such one or more portions thereof, may be applied to the curing of any default by Tenant that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) should the Prime Lease be assigned by Landlord, the Security Deposit or any portion thereof not previously applied may be turned over to Landlord’s assignee and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and/or its application or return; (c) if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, the sum deposited or the portion thereof not previously applied, shall be returned to Tenant without interest no later than thirty (30) days after the expiration of the Term of this Sublease or any renewal or extension thereof, provided (subject to Section 38 of this Sublease) that Tenant has vacated the Premises and surrendered possession thereof to Landlord at the expiration of the Term or any extension or renewal thereof as provided herein; (d) in the event that Landlord terminates this Sublease or Tenant’s right to possession by reason of an Event of Default by Tenant, Landlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Tenant’s default; (e) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Landlord in partial liquidation of Landlord’s damages; and (f) Landlord shall not be required to deposit the Security Deposit in an interest-bearing account.

26.       NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1(B) or at such other place as Tenant may from time to time designate by notice in writing to Landlord or (b) if for Landlord, addressed to Landlord at the address specified in Section 1(C) or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord relating to this Sublease or the Premises and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord relating to this Sublease or the Premises. Such copies shall be delivered by overnight commercial courier.

27.       PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Tenant agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease:

A.        Except as otherwise expressly provided herein, Landlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord.

B.        Except as otherwise expressly provided herein, Tenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If reasonably practicable, Tenant shall perform affirmative covenants which are also covenants of Landlord under the Prime Lease at least five (5) days prior to the date when Landlord’s performance is required under the Prime Lease. Landlord shall have the right to enter the Premises to cure any default by Tenant under this Section, and Tenant shall reimburse Landlord on demand for any actual out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Landlord in connection with any such entry and cure. To the extent Landlord becomes liable to Prime Landlord under the Prime Lease as a result of any act or omission of Tenant, Tenant’s agents, representatives, contractors, employees or invitees, or any other person claiming by, through or under Tenant, then Tenant shall pay to Landlord immediately upon demand the amount so payable by Landlord to Prime Landlord. Amounts payable by Tenant under the preceding two sentences shall bear interest from the date of demand to the date of payment in full at the rate set forth in Section 52(F) of the Prime Lease.

C.        Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Landlord shall not be required to provide the services or repairs which the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant’s obligations hereunder. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will, upon notice from Tenant, make demand upon Prime Landlord to perform its obligations under the Prime Lease.

28.       PRIME LANDLORD’S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord’s obtaining prior written consent hereto by Prime Landlord and Prime Landlord not exercising its right to recapture the Premises pursuant to Article 41 of the Prime Lease. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord’s approval of this Sublease) with respect to the nature and operation of Tenant’s business and/or the financial condition of Tenant. Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord’s consent hereto shall not (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard; or (c) be construed as a waiver of Prime Landlord’s right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord’s right to consent to any assignment by Tenant of this Sublease or any sub-subletting of the Premises or any part thereof. If Prime Landlord fails to consent to this Sublease within thirty (30) days after a written request for consent is delivered to Prime Landlord, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Prime Landlord grants such consent. Such written request shall be delivered by Landlord to Prime Landlord within three (3) business days after this Sublease is executed and delivered by the parties, and Landlord shall promptly send Tenant a copy of such request for consent (specifying the date on which the request was delivered to Prime Landlord).

29.       [INTENTIONALLY OMITTED]

30.       BROKERAGE. Each party represents and warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than the Broker as specified in Section 1(Q), whose commission shall be paid by Landlord, and covenants to pay, hold harmless and indemnify the other party from and against (i) any and all costs (including, without limitation, attorneys’ fees and expenses), expense or liability for any compensation, commissions or charges claimed by any other broker or other agent with whom such party is alleged to have dealt with respect to this Sublease or the negotiation thereof on behalf of such party, or the breach by such party of the foregoing representation and warranty, and (ii) the costs and expenses of the indemnified party in connection with any such claim.

31.       GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

32.       JURY TRIAL WAIVER. Landlord and Tenant hereby waive trial by jury in any action or proceeding brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Sublease or Tenant’s use or occupancy of the Premises.

33.       NUMBER AND GENDER. All terms used herein shall include any number or gender, as the context may require.

34.       NO WAIVER; CUMULATIVE REMEDIES.

A.        No receipt of moneys by Landlord from Tenant after the termination or cancellation of this Sublease shall reinstate, continue or extend the Term, or operate as a waiver of the right of Landlord to enforce the payment of Base Rent or Additional Rent then due, or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceeding or remedy.

B.        The failure of Landlord or Tenant to enforce any agreement, condition, covenant or term of this Sublease shall not be deemed to waive or affect the right of Landlord or Tenant to enforce the same or any other agreement, condition, covenant or term of this Sublease in the event of a subsequent default or breach.

C.        The receipt by Landlord of Rent with knowledge of the breach of any of the terms, covenants or conditions of this Sublease shall not be deemed a waiver of such breach. The acceptance of any check or payment bearing or accompanied by any endorsement, legend or statement shall not be deemed an accord and satisfaction. No surrender of the Premises by Tenant (prior to the expiration or termination of this Lease) shall be valid unless consented to in writing by Landlord.

D.        Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease or expiration of the Term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall reenter the Premises by process of law or otherwise lawfully, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the Term of this Lease after having been dispossessed or ejected therefrom by process of law after a final, non-appealable order.

E.         The rights and remedies given to the parties in this Sublease are distinct, separate and cumulative, and none of them, whether or not exercised by a party, shall be deemed to be in exclusion of any of the others, or of any rights or remedies otherwise provided at law or in equity. In addition to the other remedies in this Sublease provided, either party shall be entitled to pursue the restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants or conditions of this Sublease or to a decree compelling performance of any of such terms, covenants or conditions.

F.         This Sublease contains the entire agreement of the parties with respect to the subject matter hereof, and any prior agreements or understandings, oral or written, are merged herein. This Sublease may not be extended, renewed, terminated or modified, nor may any provision hereof be waived, except by an instrument in writing executed by the party against whom enforcement of the same is sought.

G.        There shall be no allowance or credit or abatement or diminution of Rent or liability on the part of Landlord or Prime Landlord by reason of inconvenience, injury or annoyance to business or otherwise arising from or in connection with the making of any repairs, alterations, additions or improvements in or to any portion of the Premises, the Building or the Property (except that if Landlord actually receives an allowance, credit or abatement under the Prime Lease with respect to the Premises, Tenant shall receive a corresponding credit under this Sublease).

H.        Tenant shall, at any time and from time to time, as requested by Landlord, execute and deliver to Landlord within ten (10) days after receipt of such request a statement (a) certifying that this Sublease is unmodified and in full force and effect (or if modified, that same is in full force and effect as modified and stating the modifications), (b) certifying the dates to which Base Rent and Additional Rent have been paid, (c) stating whether or not, to the best knowledge of Tenant, either party is in default in the performance of any of its obligations under this Sublease, and, if so, specifying each such default of which Tenant has knowledge, and (d) stating whether or not, to the best knowledge of Tenant, any condition or event exists which with the giving of notice or the passage of time, or both, would constitute such a default, and, if so, specifying each such condition or event.

36.     REPRESENTATIONS OF THE PARTIES. Landlord and Tenant represent to each other that, subject to obtaining the consent of Prime Landlord to this Sublease and the provisions of any agreement pursuant to which such consent is granted, each party has the power and authority to execute and deliver this Sublease and perform its obligations hereunder. Landlord and Tenant represent to each other that the execution, delivery and performance of this Sublease by such party does not (i) violate any agreement to which such party is a party or by which such party or any of its respective properties is bound, or (ii) result in a breach of or constitute a default under any such agreement.

37.       SUCCESSORS AND ASSIGNS. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

38.       POSSIBLE SIX-DAY EXTENSION OF SUBLEASE. Provided that not later than September 1, 2009 (i) Tenant enters into a lease agreement with Prime Landlord pursuant to which Tenant will lease the Premises from Prime Landlord for a term beginning on November 1, 2009 and Tenant delivers to Landlord written evidence of such agreement in a form reasonably acceptable to Landlord, and (ii) Tenant delivers to Landlord a written agreement from Prime Landlord providing that Landlord need not deliver vacant possession of the Premises to Prime Landlord as of the expiration date of the Prime Lease as provided in the Prime Lease and Landlord is not required to remove or restore any property, improvements or Alterations in the Premises as of the expiration date of the Prime Lease, and further provided that no Event of Default shall have occurred and then be continuing, Tenant may, by written notice given to Landlord not later than September 1, 2009, extend the Term to October 30, 2009. In such case, Tenant shall not be required to deliver vacant possession of the Premises or remove Alterations as provided in Section 17 hereof or remove property as provided in Section 18 hereof, and Landlord agrees that it shall not exercise remedies for holdover based on Tenant’s remaining in the Premises on October 31, 2009. Notwithstanding the foregoing, the provisions of this Section 38 shall be null and void, and of no effect, if such new lease between Prime Landlord and Tenant is not in effect as of October 24, 2009 or Tenant is not entitled to remain in possession of the Premises on November 1, 2009 pursuant to an agreement with Prime Landlord.

39.       ARRANGEMENTS FOR BUILDING SERVICES. Tenant may deal directly with Prime Landlord for the procurement of building services for the Premises.

40.       WAIVER OF CERTAIN EXTENSION RIGHTS. Landlord hereby waives any options it may have to extend the term of the Prime Lease with respect to the Premises beyond October 31, 2009.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The parties have executed this Sublease the day and year first above written.

LANDLORD

PLATINUM TECHNOLOGY INTERNATIONAL, INC.

By:	/s/ JAY H. DIAMOND
	Name:	JAY H. DIAMOND
	Title:	VP & Secretary

TENANT

ACA FINANCIAL GUARANTY CORPORATION

By:	/s/ Edward U. Gilpin
	Name:	Edward U. Gilpin
	Title:	Chief Financial Officer

EXHIBIT A

DIAGRAM OF SUBLEASED PREMISES

EXHIBIT A

[GRAPHIC]

EXHIBIT B

APPROVED ALTERATIONS

EXHIBIT B

[GRAPHIC]